Exhibit 10.2

Grant No.

THE GAP, INC.

STOCK UNIT AGREEMENT

The Gap, Inc. (the “Company”) hereby grants to                      (the “Director”), the number of Stock Units under the Company’s 2006 Long-Term Incentive Plan (the “Plan”) indicated below. This award is subject to all of the terms and conditions contained in this Agreement, including the terms and conditions contained in the attached Appendix A. The date of this Agreement is                     . Subject to the provisions of Appendix A and of the Plan, the principal features of this award are as follows:

Date of Grant:	______

Number of Stock Units:	______

Vesting of Stock Units (“Vesting Schedule”):	100% of the Stock Units shall be immediately vested upon the Date of Grant.

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement, in duplicate, to be effective as of the day and year first above written.

THE GAP, INC.

Date:	__________________________	____________________________________________________
Paul S. Pressler President and Chief Executive Officer
My signature below indicates that I understand that this award is subject to all of the terms and conditions of this Agreement (including the attached Appendix A) and of the Plan.
DIRECTOR

Dated:	__________________________	____________________________________________________

Address: ____________________________________________

____________________________________________________

____________________________________________________

		Social Security No:	___________________________________

APPENDIX A

TERMS AND CONDITIONS OF STOCK UNIT GRANT

1. Grant of Stock Units. The Company hereby grants to the Director under the Plan the number of Stock Units indicated on the first page of this Agreement subject to the terms and conditions set forth in this Agreement and the Plan.

2. Company’s Obligation to Pay. On any date, a Stock Unit has a value equal to the Fair Market Value of one Share. Unless and until the Stock Units have vested in accordance with the Vesting Schedule set forth on the first page of this Agreement, the Director will have no right to payment of the Stock Units. Prior to actual payment of any vested Stock Units, Stock Units represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Payment.

(a) General Rule. Vested Stock Units will be paid to the Director in full Shares (with the balance, if any, in cash) as soon as practicable following the date which is three (3) years from the date of vesting, subject to paragraph 5.

(b) Election to Defer Payment. Notwithstanding paragraph 3(a), at the discretion of the Committee and in accordance with the Plan and such rules established by the Committee, the Director may elect to further defer delivery of the proceeds due with respect to his or her vested Stock Units by properly completing and submitting a Stock Unit Deferral Election Form (the “Election Form”) to the Company in accordance with the directions on the Election Form and the procedures established by the Committee.

(c) Termination of Service. Notwithstanding paragraphs 3(a) and 3(b), in the event that the Director incurs a Termination of Service for any reason, including, but not limited to, death, Disability, or Retirement, the vested Stock Units will be paid to the Director (or in the event of the Director’s death, to his or her estate) as soon as practicable following the date of such Termination of Service, subject to paragraph 5. Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), any vested Stock Units that become payable as a result of the Director’s Termination of Service will be paid to the Director (or in the event of the Director’s death, to his or her estate) no earlier than six (6) months and one (1) day following the date of the Director’s Termination of Service, subject to paragraph 5.

4. Death of Director. Any distribution or delivery to be made to the Director under this Agreement will, if the Director is then deceased, be made to the Director’s designated beneficiary. If the Director has not designated a then living beneficiary, distributions and deliveries will be made to the administrator or executor of the Director’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

5. Withholding of Taxes. The Director agrees that the Company will withhold a portion of the Shares scheduled to be issued pursuant to vested Stock Units that have an aggregate market value sufficient to pay the federal, state and local income, employment and any other applicable taxes required to be withheld by the Company or its designated Affiliate. The Company will only withhold whole Shares and therefore the Director also authorizes deduction without notice from amounts payable to the Director in cash in an amount sufficient to satisfy the Company’s remaining tax withholding obligation. Notwithstanding the previous two sentences, the Director, if the Company in its sole discretion so agrees, may elect to furnish to the Company written notice, no more than 30 days and no less than 5 days in advance of the date the vested Stock Units are scheduled to be paid (in accordance with Paragraph 3), of his or her intent to satisfy the tax withholding requirement by remitting the full amount of the tax withholding to the Company on this date. In the event that Director provides such written notice and fails to satisfy the tax withholding requirement by the date the vested Stock Units are scheduled to be paid (in accordance with Paragraph 3), the Company shall satisfy the tax withholding requirement pursuant to the first two sentences of this section.

6. Rights as Stockholder. Subject to Paragraph 7, neither the Director nor any person claiming under or through the Director will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Director. After such issuance, recordation, and delivery, the Director will have all the rights of a stockholder of the Company with respect to such Shares.

7. Dividend Equivalents. The Director shall be entitled to receive Dividend Equivalents paid on Shares underlying the Stock Units. Any Dividends Equivalents automatically shall be deemed reinvested in Stock Units annually on each anniversary after the date of grant (the “Dividend Equivalent Stock Units”). Dividend Equivalent Stock Units shall be subject to the same terms and conditions as the Stock Units, including any deferral election.

8. No Effect on Service. The transactions contemplated hereunder and the vesting schedule set forth on the first page of this Agreement do not constitute an express or implied promise of continued service for any period of time. The terms of the Director’s service shall not be affected by the grant of this award.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company, in care of its Legal Department, at The Gap, Inc., Two Folsom, San Francisco, California 94105, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Director will be addressed to the Director at the address set forth on the records of the Company. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, and deposited, postage prepaid, in a United States post office.

10. Grant is Not Transferable. Except as otherwise expressly provided herein, this grant, and the rights and privileges conferred hereby, may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment, or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Restrictions on Sale of Securities. The Shares issued as payment for vested Stock Units awarded under this Agreement shall be registered under the federal securities laws and shall be freely tradable upon receipt. However, the Director’s subsequent sale of the Shares shall be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the Company and the Director.

13. Additional Conditions to Issuance of Certificates for Shares. The Shares deliverable to the Director may be either previously authorized but unissued Shares or issued Shares that have been reacquired by the Company. Solely for purposes of Delaware corporate law, par value for the Shares actually delivered to the Director for the Stock Units will be deemed satisfied by past services rendered by the Director. The Company shall not be required to issue any Shares hereunder so long as the Company reasonably anticipates that such issuance will violate Federal securities law or other applicable law; provided however, that in such event the Company shall issue such Shares at the earliest possible date at which the Company reasonably anticipates that the issuance of the Shares will not cause such violation. For purposes of the previous sentence, any issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code shall not be treated as a violation of applicable law.

14. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

15. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Director, the Company, and all other interested persons. No member of the

Committee will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18. Modifications to the Agreement. This Agreement constitutes the entire understanding of the Company and the Director on the subjects covered, including the Director’s right to receive a grant of stock units under Section 9 of the Plan. The Director is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written agreement executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Director, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with these Stock Units (including settlement or payment thereof).

19. Amendment, Suspension or Termination of the Plan. By accepting this award, the Director expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Director understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

20. Notice of Governing Law. This grant of Stock Units shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

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THE GAP, INC.

2006 LONG-TERM INCENTIVE PLAN

STOCK UNIT DEFERRAL ELECTION FORM

Complete and return this Election Form if you want to defer the settlement (payment) of stock units granted to you under The Gap, Inc. 2006 Long-Term Incentive Plan (the “Plan”).

Stock units that are granted to you under the Plan (“Stock Units”) generally become payable as soon as practicable after the date which is three (3) years from the date of vesting (the “Original Payment Date”) in whole shares of common stock of The Gap, Inc. (the “Company”), with the balance, if any, in cash. Stock Units are immediately one hundred percent (100%) vested upon the Date of Grant. The Committee (as defined in the Plan) permits you to defer the settlement of your Stock Units beyond the Original Payment Date on a tax-deferred basis in accordance with the terms of the Plan. To achieve this favorable tax result, the amounts deferred will represent an unfunded and unsecured promise to pay on behalf of the Company. With respect to any amounts that you defer, you will become a general, unsecured creditor of the Company, which means that your deferral remains subject to the claims of the Company’s creditors, and, if the Company’s assets are insufficient to pay all of its creditors, you may not receive part or all of your deferral.

Please note that the Plan has been amended to comply with Section 409A of the Internal Revenue Code (“Section 409A”). As a result, any deferral elections made with respect to Stock Units must comply with the requirements of Section 409A. This means that deferral elections can be accepted and become effective only if the following requirements (the “Deferral Requirements”) are satisfied: (a) the deferral election must be made at least twelve (12) months before the Original Payment Date; (b) the deferral election must defer the payment of the Stock Units for a period of not less than five (5) years from the Original Payment Date; and (c) the deferral election may not take effect until at least twelve (12) months after the date on which the election is made.

Notwithstanding the foregoing and any election made hereunder, in accordance with Section 3(c) of the Stock Unit Agreement applicable to your Stock Units, the vested Stock Units will be paid to you (or in the event of your death, to your estate) as soon as practicable following the date you incur a Termination of Service for any reason, including, but not limited to, death, Disability, or Retirement (as such terms are defined in the Plan); provided, however, that payment will be made no earlier than six (6) months and one (1) day following the date of termination to the extent necessary to comply with Section 409A.

I. PERSONAL INFORMATION (Please Print)

Director Name:                                                                                   (the “Director”)

Social Security No.:

II. STOCK UNIT DEFERRAL ELECTION (Choose One)

Payment of the Stock Units indicated below will be made as soon as practicable following the date you choose below (the “Designated Payment Date”), provided that the Deferral Requirements are satisfied. This means that your Designated Payment Date will be given effect only if (a) you complete and return this Election Form at least twelve (12) months before the Original Payment Date, and (b) the Designated Payment Date is at least five (5) years from the Original Payment Date. As noted above, any payment will be made in the form of whole shares of Company common stock with the balance, if any, in cash.

—	I elect to defer the settlement (i.e., payment) of the Stock Units granted to me under the Plan in (insert year) until , 20 (specify a date that is at least five (5) years from Original Payment Date of the Stock Units).

OR

—	Until I notify the Company otherwise, I elect to defer the settlement of all Stock Units granted to me under the Plan on or after (insert date of earliest award to be deferred) until the date that is years (must be at least five (5) years) from the Original Payment Date(s) applicable to such Stock Units.

IMPORTANT: Please note that if the Original Payment Date is within twelve (12) months of the date you complete and return this Election Form then, due to Section 409A requirements, we cannot accept your deferral election and it will be deemed null and void. This means that payment of the Stock Units will be made as soon as practicable after the Original Payment Date regardless of your deferral election.

Any amounts deferred will be taxable as ordinary income in the year paid. Please seek advice from your professional tax advisor before making your deferral election.

III. DIRECTOR SIGNATURE

I acknowledge that I have read and reviewed a copy of the Plan’s prospectus. I understand that my decision to defer the settlement of Stock Units will make me only a general, unsecured creditor of the Company. I also understand that the amounts deferred will be taxable as ordinary income in the year paid. If the Company determines that it is required to withhold for any taxes, including, but not limited to, income or employment taxes, prior to the date of deferred payout, I agree that, if I do not make other arrangements that are satisfactory to the Committee, in its sole discretion, the Company will withhold from the amounts due to me. I also understand that, upon receipt of deferred payouts, in addition to federal taxes, I may owe taxes both (1) to the state where I resided at the time of making this election and, if different, (2) to the state where I reside when I receive a deferred payout.

The Committee shall have the discretion to make all determinations and decisions regarding this deferral election. To the extent the Committee determines that this election does not comply with applicable laws, now or in the future, this election shall be null and void. In such an event, amounts deferred shall be settled (1) immediately if the Original Payment Date already has occurred, or (2) upon the Original Payment Date if in the future.

By signing this Election Form, I authorize implementation of the above instructions. I understand that the deferral elections that I have made on this Election Form are generally irrevocable and may not be changed in the future except in accordance with the requirements of Section 409A and the procedures specified by the Committee.

DIRECTOR

Signed:	_________________________________________________	Date:	__________________________

Agreed to and accepted:

THE GAP, INC.

By:	_________________________________________________	Date:	__________________________

Title:	_________________________________________________

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